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                                                                    EXHIBIT 21.1

            ENTITY NAME                                                                 JURISDICTION
Informix International, LLC                                                             Delaware, USA
Ascential Systems, Inc.                                                                 Delaware, USA
Vality Technology Incorporated                                                          Massachusetts, USA
Ascential Software Argentina S.A.                                                       Argentina
Ascential Software Pty Ltd                                                              Australia
Ascential Software N.V.                                                                 Belgium
Ascential Software de Bolivia S.A.                                                      Bolivia
Ascential Software do Brasil Ltda.                                                      Brazil
Ascential Software (Canada) Inc.                                                        Canada (Nova Scotia)
Ascential Software de Chile S.A.                                                        Chile
Informix Software (China) Co., Ltd.                                                     China
Ascential Software de Colombia S.A.                                                     Colombia
Ascential Software s.r.o. v likvidaci                                                   Czech Republic
Ascential Software ApS                                                                  Denmark
Informix Software del Ecuador S.A.                                                      Ecuador
Ascential Software S.A.R.L.                                                             France
Ascential Software GmbH                                                                 Germany
Garmhausen und Partner Gesellschaft fur Softwareentwicklung und Vertrieb mbH            Germany
Ascential Software (Hong Kong) Limited                                                  Hong Kong
Ascential Software (India) Private Limited                                              India
Ascential Software Ltd.                                                                 Ireland/Barbados
Ascential Holdings Company                                                              Ireland/Barbados
Ascential Software Ireland Ltd.                                                         Ireland
Ascential Software S.r.l.                                                               Italy
Ascential Software K.K.                                                                 Japan
Ascential Korea, Ltd.                                                                   Korea
Ascential Software Sdn. Bhd.                                                            Malaysia




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
            ENTITY NAME                                                                 JURISDICTION
Ascential Software de Mexico, S. de R.L. de C.V.                                        Mexico
Ascential Software B.V.                                                                 Netherlands
Ardent Software Netherlands B.V.                                                        Netherlands
Ascential Software Limited                                                              New Zealand
Ascential Software AS                                                                   Norway
Ascential Software de Peru S.A.                                                         Peru
Ascential Software Sp. z.o.o. w likwidacji                                              Poland
Ascential Software Portugal Lda.                                                        Portugal
Ascential Software Asia-Pacific Pte Ltd                                                 Singapore
Ascential Software, spol. s r.o. v likvidacji                                           Slovakia
Ascential Software South Africa (Proprietary) Limited                                   South Africa
Ascential Software Iberica, S.A.                                                        Spain
Ascential Software AB                                                                   Sweden
Ascential Software AG                                                                   Switzerland
Ascential Software Taiwan, Inc.                                                         Taiwan
Ascential Software (Thailand) Ltd.                                                      Thailand
Ascential Software Limited                                                              U.K. (England)
Ascential IHQ Limited                                                                   U.K. (England)
Ascential Software de Venezuela, S.A.                                                   Venezuela
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